                                                                   EXHIBIT 3(ii)
                               AMENDED BY-LAWS OF
                             THE FIRST YEARS, INC.

                        (AMENDED AS OF JANUARY 19, 1995)

ARTICLE 1. ARTICLES OF ORGANIZATION

         SECTION 1. The purposes of the Corporation shall be as set forth in the Articles of organization and these By-laws. The powers of the Corporation and of its Directors and Stockholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions, if any, in regard thereto as are set forth in the Articles of organization.

         SECTION 2. All reference in these By-laws to the Articles of organization shall be construed to mean the Articles of organization as from time to time amended.

ARTICLE II. STOCKHOLDERS

         SECTION 1. ANNUAL MEETING. The annual meeting of stock- holders shall be held within six months after the end of the Corporation's fiscal year specified in these By-laws, at such time and place within the United States as may be designated in the notice or waiver of notice of such meeting. The date and hour of the annual meeting shall be fixed by the Directors. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of organization or by these By-laws, may be specified by the Directors or the President. In the event that no date for the annual meeting is established or if no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting. (Amended 1/19/95).

         SECTION 2. SPECIAL MEETINGS. So long as the Corporation has a class of voting stock registered under the Securities Exchange Act of 1934, as amended, special meetings of the stockholders may be called by the President or by the Directors and shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least forty percent in interest of the capital stock entitled to vote at the meeting. (Amended 1/19/95).

         SECTION 3. NOTICE OF BUSINESS. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting
(a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Clerk of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation in the case of an annual meeting not less than 150 days prior to the date such meeting was held in the prior year, or in the case of any other meeting not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be received no later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever is earlier. A stockholder's notice to the Clerk shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and any other stockholders known by such stockholder to be supporting such proposal; (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and any other stockholders known by such stockholder to be supporting such proposal; and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the By- laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

         SECTION 4. NOTICE OF STOCKHOLDERS' MEETING. A written notice of each meeting of the stockholders, stating the place, day and hour thereof and purposes for which the meeting is called, shall be given by the Clerk, or assistant Clerk, if any, to each stockholder entitled to vote thereat, and to each stockholder who, under the Articles of organization or any amendment thereof, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his residence as it appears on the books of the Corporation, at least seven days before the meeting. In case of the death, absence, incapacity, or refusal of the Clerk, or assistant Clerk, if any, such notices may be given by the President or by any other officer or by a person designated either by the Clerk or by the person or persons calling the meeting, or by the Board of Directors. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting of the stockholders by the stockholder or his attorney thereunto authorized is filed with the records of the meeting. No notice of any adjourned stockholders, meeting shall be required. (Added 1/19/95).

         SECTION 5. QUORUM. At any meeting of the stockholders a quorum for the transaction of business shall consist of one or more stockholders appearing in person or by proxy and owning or representing a majority of all of the shares of the Corporation then outstanding and entitled to vote. If a quorum is not present, a lesser number may make a reasonable adjournment of such meeting until a quorum is obtained.

         SECTION 6. PROXIES AND VOTING. Stockholders entitled to vote shall have one vote for each share of stock held by them. A stockholder may vote either in person or by written proxy which shall be signed by the stockholder, dated not more than six months before the meeting named therein, and filed at the meeting or any adjournment thereof before being voted. Such proxy shall entitle the holder thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment of such meeting. An executor, administrator, guardian, conservator, trustee or person in any other representative or fiduciary capacity shall represent the shares of his trust at all meetings of the Corporation and may vote as a stockholder. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged or at prior to its exercise. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them.

         SECTION 7. ACTION AT MEETING. Except as otherwise required by law, the Articles of organization or these By-laws, any matter coming before any meeting of the stockholders at which a quorum is present shall be adopted as the act and deed of the stockholders if approved by the vote of the holders of a majority of the shares present or represented at such meeting and entitled to vote thereon, provided, however, that at all elections by stockholders a plurality of the votes cast for any nominee or nominees shall elect. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

         SECTION 8. ACTION WITHOUT MEETING. Any action required or permitted at any meeting of the stockholders, may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

ARTICLE III. BOARD OF DIRECTORS

         SECTION 1. POWERS. The Board of Directors may exercise all the powers of the Corporation except such as are reserved to the stockholders by law, by the Articles of organization or by these By-laws. The Directors shall have the power to issue the whole or any part of the unissued balance of the authorized capital stock of the Corporation upon such terms and conditions as they shall determine.

         SECTION 2. NOMINATION: ELIGIBILITY TO SERVE. Except as otherwise provided in Section 5 of this Article concerning the filling of vacancies on the Board of Directors, only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Clerk. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days, notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever is earlier. Such stockholder I s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such persons that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) as to the stockholder giving the notice, (i) the names and addresses, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting the election of the proposed nominee(s) and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder and any other stockholders known by such stockholder to be supporting the election of the proposed nominee(s). At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Clerk that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section. (Added 1/19/95)

         SECTION 3. NUMBER OF DIRECTORS. The number of Directors shall be not less than three (3) except whenever there shall be only two (2) stockholders, the number of directors shall be not less than two (2) and whenever there shall be only one stockholder, the number of directors shall be not less than one (1). Except as otherwise provided by these By-laws or in the Articles of Organization, the number of directors that shall constitute the whole Board of Directors shall be fixed, and the directors elected, by the stockholders at the Annual Meeting, the notice of which will specify the election or reduction in the number of directors as an item of business for such meeting. No director need be a stockholder. (Amended 1/19/95).

         SECTION 4. ELECTION. The initial Board of Directors shall be elected by the incorporators at the first meeting thereof and thereafter by the stockholders at their annual meeting or at any special meeting, the notice or waiver of notice of which specifies the election of directors as an item of business for such meeting.

         SECTION S. VACANCIES. Unless otherwise provided by law, any vacancy at any time existing in the Board of Directors, whether resulting from an increase in the size of the Board of Directors, from the death, resignation, disqualification or removal of a director or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office. (Amended 1/19/95).

         SECTION 6. ENLARGEMENT OF THE BOARD OF DIRECTORS. The number of Directors may be increased by the Directors by the affirmative vote of a majority of the Directors then in office or by the stockholders at any meeting. (Amended 1/19/95).

         SECTION 7. TENURE AND RESIGNATION. Except as otherwise provided by law, by the Articles of organization or by these By-laws, Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any Director may resign by delivering or mailing, postage prepaid, his written resignation to the Corporation at its principal office or to the President, Clerk or Assistant Clerk, if any. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         SECTION 8. REMOVAL. A Director, whether elected by the stockholders or Directors, may be removed from office with or without cause by vote of a majority of the stockholders entitled to vote in the election of Directors, or for cause by a vote of a majority of the Directors then in office; provided, however, that a Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

         SECTION 9. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such times and such places within or without the United States as the Board may, from time to time, determine. A regular meeting of the Board of Directors shall be held without notice immediately after, and at the same place as, the annual meeting of the stockholders or the special meeting of the stockholders held in place of such annual meeting unless a quorum of the Directors is not then present.

         SECTION 10. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time and at any place when called by the President, Treasurer, or two or more Directors.

         SECTION 11. NOTICE OF SPECIAL MEETINGS. The Clerk or Assistant Clerk, if any, shall give reasonable notice of each special meeting of the Board of Directors to each Director. In case of the death, absence, incapacity, or refusal of the Clerk and Assistant Clerk, if any, notice shall be given by the person designated by the Board of Directors to act in the absence of the Clerk, or by the President or Treasurer, or by the officer or Directors calling the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting or meetings, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

      SECTION 12. AGENDA. Any lawful business whatsoever may be transacted at a meeting of the Board of Directors, notwithstanding the nature of the business may not have been specified in notice or waiver of notice of the meeting. the

         SECTION 13. QUORUM. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum for the transaction of business, provided always that any number of Directors (whether one or more and whether or not constituting a quorum) present at any meeting or at any adjourned meeting may make any reasonable adjournment thereof. Any motion adopted by vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. (Amended 1/19/95)

         SECTION 14. ACTION BY CONSENT. Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors' meetings. Such consent shall be treated for all purposes as a vote of the Directors.

         SECTION 15. COMMITTEES. The Board of Directors may, by the affirmative vote of a majority of the Directors then in office, appoint an executive committee or other committees and may by like vote delegate thereto some or all of their powers except those which, by law, the Articles of organization or these By-laws, they are prohibited from delegating. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee.

ARTICLE IV. OFFICERS

         SECTION 1. ENUMERATION. The officers of the Corporation shall be a President, a Treasurer, a Clerk, and such Vice Presidents, Assistant Treasurers, Assistant Clerks, Secretary, Assistant Secretaries and other officers as may from time to time be determined by the Directors. (Amended 1/19/95).

         SECTION 2. ELECTION. The President, Treasurer, and Clerk shall initially be elected by the incorporators at the first meeting thereof; thereafter the President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. other officers may be chosen by the directors at such meeting or any other meeting.

         SECTION 3. QUALIFICATION. An officer may, but need not, be a Director or stockholder. Any two or more offices may be held by the same person. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the

Directors to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the Directors may determine.

         SECTION 4. TENURE AND REMOVAL. The term of office of all officers shall be one year or until their respective successors are elected and qualified. Any officer may be removed from office, with or without cause, by the affirmative vote of a majority of the Directors then in office, provided, however, than an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

         SECTION 5. RESIGNATION. Any officer may resign by delivering or mailing, postage prepaid, his written resignation to the Corporation at its principal office or to the President, Clerk, or Assistant Clerk, if any, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         SECTION 6. VACANCIES. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

         SECTION 7. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall be appointed by the Directors and shall, subject to the control of the Directors, have general charge and supervision of the business of the Corporation. If no such designation is made, the President shall be the Chief Executive Officer. Unless the Board of Directors otherwise specifies, if there is no Chairman of the Board, the Chief Executive officer shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the Board of Directors. (Added 1/19/95).

         SECTION 8. CHAIRMAN OF THE BOARD. If a Chairman of the Board of Directors is elected, he shall have the duties and powers as are determined by the Directors. Unless the Board of Directors otherwise specifies, the Chairman of the Board shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the Board of Directors. (Added 1/19/95)

         SECTION 9. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation except as the Board of Directors may otherwise provide. It shall be his duty and he shall have the power to see that all orders and resolutions of the Directors are carried into effect. He shall, from time to time, report to the Directors all matters within his knowledge which the interests of the Corporation may require to be brought to its notice. The President shall perform such duties and have such powers additional to the foregoing as the Directors shall designate. (Amended 1/19/95).

         SECTION 10. VICE PRESIDENTS. In the absence or disability of the President, his powers and duties shall be performed by the Vice President if only one, or, if more than one, by the one designated for the purposes by the Directors. Each Vice President shall have such other powers and perform such other duties as the Directors shall from time to time designate. The Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President, and any other title selected by the Directors. (Added 1/19/95).

         SECTION 11. TREASURER. Except as the Directors shall otherwise determine, the Treasurer shall be the Chief Financial and Accounting officer of the Corporation, and shall be in charge of its funds and valuable papers, books of account and accounting records, and shall have such other duties and powers as may be designated from time to time by the Directors. (Amended 1/19/95)

         SECTION 12. ASSISTANT TREASURERS. In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each Assistant Treasurer shall have such other powers and perform such other duties as the Directors shall from time to time designate. (Added 1/19/95).

         SECTION 13. CLERK. The Clerk shall record in books kept for the purpose all votes and proceedings of the stockholders and, if there be no Secretary or Assistant Secretary, of the Directors at their meetings. Unless the Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Clerk shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers; and, subject to such other or different rules as shall be adopted from time to time by the Directors, such records may be kept solely in the stock certificate books. The Clerk shall perform such duties and have such powers additional to the foregoing as the Directors shall designate. (Amended 1/19/95).

         SECTION 14. ASSISTANT CLERKS. In the absence of the Clerk from any meeting of the stockholders or, if there be no Secretary or Assistant Secretary, from any meeting of the Directors, the Assistant Clerk, if one be elected, or, if there be more than one, the one designated for the purpose by the Directors, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk. Each Assistant Clerk shall have such other powers and perform such other duties as the Directors may from time to time designate. (Added 1/19/95).

         SECTION 15. SECRETARY AND ASSISTANT SECRETARIES. If a Secretary is elected, he shall keep a record of the meetings of the Directors and in his absence, an Assistant Secretary, if one be elected, or, if there be more than one, the one designated for the purpose by the Directors, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as the Directors may from time to time designate. (Added 1/19/95).

ARTICLE V. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Corporation shall indemnify each person who is or was a Director, officer, employee or agent of the Corporation, or of any other corporation which he served as such at the request of the Corporation, or who served in any capacity with respect to any employee benefit plan at the request of the Corporation, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the name of the Corporation or such other corporation or otherwise), civil or criminal, or in connection with an appeal relating thereto, in which he may become involved as a party or otherwise by reason of his being or having been a Director, officer, employee or agent of the Corporation or of such other corporation, or serving or having served in any capacity with respect to any employee benefit plan at the request of the Corporation, or by reason of any past or future action taken or not taken in his capacity as such Director, officer, employee or agent, or in the course of serving in any capacity with respect to any employee benefit plan at the request of the Corporation, whether or not he continues to be such at the time such liability or expense is incurred, provided such person acted in good faith in what he reasonably believed to be the best interest of the Corporation, such other corporation, or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan, as the case may be, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, provided, however, that no indemnification shall be provided for any person, whether acting as a Director or otherwise, with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the Corporation, such other corporation, or such employee benefit plan. As used in this Article, the terms "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against and amounts paid in settlement by a Director, officer, employee or agent, other than amounts paid to the Corporation to such other corporation or to such employee benefit plan. Any such Director, officer, employee or agent referred to in this Article who has been wholly successful, on merits or otherwise, with respect to any claim, action, suit or proceeding of the character described herein shall be entitled to indemnification as of right. Expenses incurred with respect to any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to indemnification under this Article. The rights of indemnification provided in this Article shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of their heirs, executors and administrators of any such person. (Added 6/3/87).

ARTICLE VI. CAPITAL STOCK
         SECTION 1. DESCRIPTION. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation owned by him in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by the President or Vice President and the Treasurer or an Assistant Treasurer, may bear the seal of the Corporation, shall express an its face its number, date of issue, class, the number of shares for which and the name of the person to whom it is issued. The signature of the President, Vice President, Treasurer and Assistant Treasurer may be facsimile if the stock certificate is signed by a transfer agent and a registrar.

         If an officer who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the time of its issue.

         SECTION 2. TRANSFER OF SHARES. Title to a certificate of stock and to the shares represented thereby shall be transferred only by delivery of the certificate properly endorsed or by delivery of the certificate accompanied by a written assignment of the same, or a properly-executed written power of attorney to sell, assign, or transfer the same or the shares represented thereby. Upon surrender of a certificate for the shares being transferred, a new certificate or certificates shall be issued according to the interest of the parties. The person registered on the books of the Corporation as the owner of shares shall have the exclusive right to receive dividends thereon and to vote thereon as such owner, and, except only as may be otherwise required by law, may in all respects be treated by the Corporation as the exclusive owner thereof and the holder in fact thereof, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person except as may be otherwise expressly provided by law.

         SECTION 3. TRANSFER AGENT AND REGISTRAR FOR SHARES OF CORPORATION. The Board of Directors may appoint a Transfer Agent and a Registrar of the certificates of the Corporation. The Transfer Agent shall maintain, among other records, a Shareholders, Ledger, setting forth, among other things, the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the certificate numbers representing such shares, and the date of issue of the certificates representing such shares. The Registrar shall maintain, among other records, a Share Register, setting forth, among other things, the total number of shares of each class of shares which the Corporation is authorized to issue, and the total number of shares actually issued. The Shareholders' Ledger and the Share Register are hereby identified as the Stock Transfer Books of the Corporation; but as between the Shareholders' Ledger and the Share Register, the names and addresses of shareholders, as they appear on the Shareholders' Ledger maintained by the Transfer Agent, shall be the official list of shareholders of record of the Corporation. The name and address of each shareholder of record, as they appear upon the Shareholders' Ledger, shall be conclusive evidence of who are the shareholders entitled to receive notice of the meetings of shareholders, to vote at such meetings, to examine a complete list of the shareholders entitled to vote at meetings, and to own, enjoy and exercise any other property or rights deriving from such shares against the Corporation. Shareholders, but not the Corporation, its Directors, officers, agents or attorneys, shall be responsible for notifying the Transfer Agent, in writing, of any changes in their names and addresses from time to time, and failure to do so will relieve the Corporation, its other shareholders, Directors, officers, agents and attorneys, and its Transfer Agent and Registrar, of liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name and address other than the name and address appearing in the Shareholders' Ledger maintained by the Transfer Agent.

         SECTION 4. RECORD DATE. The Board of Directors may fix in advance a time which shall not be more than 60 days before the date of any dividend, or making any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose as the record date for determining the stockholders having the right to notice of, and to vote at, such meetings and any adjournment thereof, or to give such consent or dissent. only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing a record date, the Board of Directors may for any such purpose close the transfer books for all or any part of such period.

         SECTION 5. LOSS OF CERTIFICATES. In case of the loss, destruction or mutilation of a certificate of stock, a replacement certificate may be issued in place thereof upon such terms as the Board of Directors may prescribe, including, in the discretion of the Board of Directors, a requirement of bond and indemnity to the Corporation.

         SECTION 6. RESTRICTIONS OF TRANSFER. Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of organization, the By-laws, or any agreement to which the Corporation is a party, shall have the face of the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement that the Corporation will furnish a copy to the holder of such certificate upon written request and without charge.

         SECTION 7. MISCELLANEOUS. The amount and classes of the capital stock and the par value, if any, of the shares, shall be as fixed in the Articles of Organization. At all times where there are two or more classes of stock,, the several classes of stock shall conform to the description and the terms, and have the respective preferences, voting powers, restrictions and qualifications set forth in the Articles of organization and these By-laws. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

         SECTION 8. UNCERTIFICATED SHARES. The Directors may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares. Such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. If the Corporation entitles any stockholder of a class or series to receive a certificate representing shares of such class or series, all other holders of shares of such class or series shall be so entitled. The initial transaction statement sent with respect to the issuance or transfer of uncertificated shares which are subject to any restriction on transfer pursuant to the Articles of organization, the By-laws or any agreement to which the Corporation is a party, shall have such restriction noted conspicuously on the statement and shall also set forth either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy of such restriction to the holder of such uncertificated share upon written request and without charge. The initial transaction statement sent with respect to the issuance of transfer of uncertificated shares when the Corporation is authorized to issue more than one class or series of stock shall set forth either the full text of the preferences, voting powers, qualifications and special and relative rights of shares of each class and series, if any, authorized to be issued as set forth in Articles of organization, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such uncertificated share upon written request and without charge. (Added 1/19/95).

ARTICLE VII. DIVIDENDS

         Except as otherwise required by law or by the Articles of Organization, the Board of Directors may in its discretion declare what, if any, dividends shall be paid from the surplus or from the net profits of the Corporation upon the stock of the Corporation, provided, however, that no dividend shall be declared or paid the payment of which would diminish the amount of the paid-in capital. Dividends shall be payable upon such dates as the Board of Directors may designate. Before the payment of any dividend and before making any distribution of profits, the Board of Directors, from time to time, and in its absolute discretion, shall have power to set aside out of the surplus or net profits of the Corporation, such sum or sums as the Board deems proper and sufficient as a reserve fund or for such other purpose as the Board shall deem to be in the best interest of the Corporation.

ARTICLE VIII. VOTING OF SHARES IN OTHER CORPORATIONS

         The Treasurer or any person authorized by the Board of Directors shall have power to vote upon shares of stock held by this Corporation in any other corporation and/or to give a proxy to vote upon such shares.

ARTICLE IX. FISCAL YEAR

         Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall end on the last day of December in each year.

ARTICLE X. ASSESSMENTS

         Shares of stock of this Corporation, when issued, shall be fully paid and non-assessable except for unpaid installments of installment stock.

ARTICLE XI. POWERS OF OFFICERS TO CONTRACT WITH THE CORPORATION

         Any and all of the Directors and officers of the Corporation, notwithstanding their official relations to it, may enter into, negotiate, consummate and perform any contract or agreement of any name or nature between the Corporation and themselves, or any and all of the individuals from time to time constituting the Board of Directors of the Corporation or any firm or corporation in which any such Director may be interested, directly or indirectly, whether such individuals or individual, firm or corporation thus contracting with the Corporation shall thereby derive personal or corporate profits or benefits or otherwise, provided such interest is made known to this Corporation prior to the making of such contract or agreement, the intent hereof being to relieve each and every person who may be or become a Director of the Corporation or any corporation in which he may be interested in any way, from any disability that might otherwise exist from contracting with the Corporation. Any Director of the Corporation whether an officer of the Corporation or not, who is interested in any transaction in any manner, as aforesaid, may nevertheless be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or ratify any such transaction, and any vote thereat to authorize or ratify any such transaction with like force and effect as if he were not so interested. This Article shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

ARTICLE XII. STOCK OPTIONS

         The Board of Directors may, from time to time, grant to such persons, including Directors, officers or employees of the Corporation, or of a parent or subsidiary corporation, as the Board may determine, option for the purchase of unissued stock which the Corporation may be authorized to issue or of treasury stock, either with or without a general or specific plan with respect to the granting of such options, on such terms and for such number of shares as the Board may determine.

ARTICLE XIII. CHARITABLE CONTRIBUTIONS

         The Board of Directors may authorize from time to time contributions to be made by the Corporation in such amounts as it may determine to be reasonable to corporations, trusts, funds or foundations organized and operated exclusively for charitable, scientific or educational purposes, no part of the net earnings of which inures to the private benefit of any stockholders or individual.

ARTICLE XIV. EVIDENCES OF AUTHORITY

         A certificate by the Clerk or any Assistant Clerk as to any action taken by the stockholders, Directors or any officer or representative of the Corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action. The exercise of any power which by law, by the Articles of Organization, or by these By-laws, or under any vote of the stockholders or the Board of Directors, may be exercised by an officer or any other contingency, shall bind the Corporation in favor of anyone relying thereon in good faith, whether or not such absence or contingency existed.

ARTICLE XV. EXECUTION OF INSTRUMENTS.

         All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the Corporation in its behalf shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

ARTICLE XVI. CORPORATE RECORDS.

         The original or attested copies of the Articles of Organization, By-laws, and records of all meetings of the incorporators and stockholders, and the stock and transfer records which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation, or at any office of its transfer agent or of the Clerk or of the Assistant Clerk, if any. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to inspection of any stockholder for any purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant as a stockholder, relative to the affairs of the Corporation.

ARTICLE XVII. CONTROL SHARES ACQUISITION

         The provisions of Chapter 11OD of the Massachusetts General Laws relating to regulation of "Control Shares Acquisitions," as they may be amended from time to time, shall not apply to control share acquisitions (as defined in said Chapter 11OD) of the Corporation. (Added 1/19/95).

ARTICLE XVIII. SEAL

        This Corporation shall have a seal consisting of a circular die with the word "Massachusetts" together with the name of the Corporation and the year of its organization cut or engraved thereon. The Board of Directors may change the form of the seal and the inscription thereon at any time.

ARTICLE XIX. AMENDMENTS

         These By-laws (other than Article V) may be altered, amended or repealed by vote of a majority of the Directors then in office, except that the Directors shall not take any action prohibited by law or in conflict with the Articles of organization. The stockholders shall have the power to amend, alter or repeal any provision of these By-laws as provided by law. (Amended 1/19/95).